   PRINCIPAL FUNDS, INC.
SUB-ADVISORY AGREEMENT
INVESCO ADVISERS, INC. SUB-ADVISED FUNDS

     AGREEMENT executed as of June 1, 2010, by and between PRINCIPAL
MANAGEMENT CORPORATION (hereinafter called "the Manager"), and
INVESCO ADVISERS, INC., a Delaware Corporation (hereinafter called
"the Sub-Advisor").

W I T N E S S E T H:

     WHEREAS, the Manager is the manager and investment advisor to each Series of Principal Funds, Inc., (the "Fund"), an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Manager desires to retain the Sub-Advisor to
furnish it with investment advisory services with respect to each series identified in Appendix A (hereinafter called the "Series"), which the Manager has agreed to provide to the Fund, and the Sub-
Advisor desires to furnish such services; and

     WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly
certified or authenticated of any amendment or supplement thereto:

 (a) Management Agreement (the "Management Agreement") with
the Fund;

 (b) The Fund's registration statement and financial
statements as filed with the Securities and Exchange
Commission;

 (c) The Fund's Articles of Incorporation and By-laws;

(d) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to
obligations and services to be provided by the Sub-Advisor.

     NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as
follows:

1. Appointment of Sub-Advisor

In accordance with and subject to the Management Agreement,
the Manager hereby appoints the Sub-Advisor to act as the
Manager's agent and attorney-in-fact with respect to the
investment and reinvestment of assets in the Series with
full power and authority to direct any custodian of the
assets of the Series to purchase, sell or exchange any
stocks, bonds, or other securities or such other assets
which are acceptable to the Sub-Advisor (individually,
"security" and collectively, "securities") and to issue
directly to a broker or dealer such orders for the purchase, sale or exchange of securities or other property, as the
Sub-Advisor may deem appropriate and without prior
consultation with the Manager, subject to the control and
direction of the Manager and the Fund's Board of Directors,
for the period and on the terms hereinafter set forth. The
Sub-Advisor accepts such appointment and agrees to furnish
the services hereinafter set forth for the compensation
herein provided. The Sub-Advisor shall for all purposes
herein be deemed to be an independent contractor and shall,
except as expressly provided or authorized, have no
authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the
Manager.

2. Obligations of and Services to be Provided by the Sub-
Advisor

  The Sub-Advisor will:

(a) Provide investment advisory services, including but not
limited to research, advice and supervision for the
Series.

(b) Furnish to the Board of Directors of the Fund for
approval (or any appropriate committee of such Board),
and revise from time to time as conditions require, a
recommended investment program for the Series consistent
with each Series investment objective and policies.

(c) Implement the approved investment program by placing
orders for the purchase and sale of securities without
prior consultation with the Manager and without regard
to the length of time the securities have been held, the
resulting rate of portfolio turnover or any tax
considerations, subject always to the provisions of the
Fund's registration statement, Articles of Incorporation
and Bylaws and the requirements of the 1940 Act, as each
of the same shall be from time to time in effect.

(d) Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary
or appropriate to carry out the decisions of its Board
of Directors, and any appropriate committees of such
Board, regarding the general conduct of the investment
business of the Series.

(e) Maintain, in connection with the Sub-Advisor's
investment advisory services obligations, compliance
with the 1940 Act and the regulations adopted by the
Securities and Exchange Commission thereunder and the
Series' investment strategies and restrictions as stated
in the Fund's prospectus and statement of additional
information.

(f) Report to the Board of Directors of the Fund at such
times and in such detail as the Board of Directors may
reasonably deem appropriate in order to enable it to
determine that the investment policies, procedures and
approved investment program of the Series are being
observed.

(g) Upon request, provide assistance and recommendations for the determination of the fair value of certain
securities when reliable market quotations are not
readily available for purposes of calculating net asset
value in accordance with procedures and methods
established by the Fund's Board of Directors.

(h) Furnish, at its own expense, (i) all necessary
investment and management facilities, including salaries
of clerical and other personnel required for it to
execute its duties faithfully, and (ii) administrative
facilities, including bookkeeping, clerical personnel
and equipment necessary for the efficient conduct of the
investment advisory affairs of the Series. Except for
expenses specifically assumed or agreed to be paid by
the Sub-Advisor under this Agreement, the Sub-Advisor
shall not be liable for any expenses of the Manager, the
Fund or the Series including, without limitation, (i)
interest and taxes, (ii) brokerage commissions and other
costs in connection with the purchase or sale of
securities or other investment instruments with respect
to the Series, and (iii) custodian fees and expenses.

(i) Open accounts with broker-dealers and futures commission merchants ("broker-dealers"), select broker-dealers to
effect all transactions for the Series, place all
necessary orders with broker-dealers or issuers
(including affiliated broker-dealers), and negotiate
commissions, if applicable. To the extent consistent
with applicable law, purchase or sell orders for the
Series may be aggregated with contemporaneous purchase
or sell orders of other clients of the Sub-Advisor. In
such event allocation of securities so sold or
purchased, as well as the expenses incurred in the
transaction, will be made by the Sub-Advisor in the
manner the Sub-Advisor considers to be the most
equitable and consistent with its fiduciary obligations
to the Fund and to other clients.  The Sub-Advisor will
report on such allocations at the request of the
Manager, the Fund or the Fund's Board of Directors
providing such information as the number of aggregated
trades to which the Series was a party, the broker-
dealers to whom such trades were directed and the basis
for the allocation for the aggregated trades.  The Sub-
Advisor shall use its best efforts to obtain execution
of transactions for the Series at prices which are
advantageous to the Series and at commission rates that
are reasonable in relation to the benefits received.
However, the Sub-Advisor may select brokers or dealers
on the basis that they provide brokerage, research or
other services or products to the Sub-Advisor. To the
extent consistent with applicable law, the Sub-Advisor
may pay a broker or dealer an amount of commission for
effecting a securities transaction in excess of the
amount of commission or dealer spread another broker or
dealer would have charged for effecting that transaction
if the Sub-Advisor determines in good faith that such
amount of commission is reasonable in relation to the
value of the brokerage and research products and/or
services provided by such broker or dealer. This
determination, with respect to brokerage and research
products and/or services, may be viewed in terms of
either that particular transaction or the overall
responsibilities which the Sub-Advisor and its
affiliates have with respect to the Series as well as to
accounts over which they exercise investment discretion.
Not all such services or products need be used by the
Sub-Advisor in managing the Series.  In addition, joint
repurchase or other accounts may not be utilized by the
Series except to the extent permitted under any
exemptive order obtained by the Sub-Advisor provided
that all conditions of such order are complied with.

(j) Maintain all accounts, books and records with respect to the Series as are required of an investment advisor of a
registered investment company pursuant to the 1940 Act
and Investment Advisers Act of 1940 (the "Investment
Advisers Act"), and the rules thereunder, and furnish
the Fund and the Manager with such periodic and special
reports as the Fund or Manager may reasonably request.
In compliance with the requirements of Rule 31a-3 under
the 1940 Act, the Sub-Advisor hereby agrees that all
records that it maintains for the Series are the
property of the Fund, agrees to preserve for the periods
described by Rule 31a-2 under the 1940 Act any records
that it maintains for the Series and that are required
to be maintained by Rule 31a-1 under the 1940 Act, and
further agrees to surrender promptly to the Fund any
records that it maintains for a Series upon request by
the Fund or the Manager. The Sub-Advisor has no
responsibility for the maintenance of Fund records
except insofar as is directly related to the services
the Sub-Advisor provides to a Series.

(k) Observe and comply with Rule 17j-1 under the 1940 Act
and the Sub-Advisor's Code of Ethics adopted pursuant to
that Rule as the same may be amended from time to time.
 The Manager acknowledges receipt of a copy of Sub-
Advisor's current Code of Ethics.  Sub-Advisor shall
promptly forward to the Manager a copy of any material
amendment to the Sub-Advisor's Code of Ethics along with
certification that the Sub-Advisor has implemented
procedures for administering the Sub-Advisor's Code of
Ethics.

(l) From time to time as the Manager or the Fund may
request, furnish the requesting party reports on
portfolio transactions and reports on investments held
by a Series, all in such detail as the Manager or the
Fund may reasonably request.  The Sub-Advisor will make
available its officers and employees to meet with the
Fund's Board of Directors at the Fund's principal place
of business on due notice to review the investments of a
Series.

(m) Provide such information as is customarily provided by a
Sub-Advisor and may be required for the Fund or the
Manager to comply with their respective obligations
under applicable laws, including, without limitation,
the Internal Revenue Code of 1986, as amended (the
"Code"), the 1940 Act, the Investment Advisors Act, the
Securities Act of 1933, as amended (the "Securities
Act"), and any state securities laws, and any rule or
regulation thereunder.

(n) Vote proxies received on behalf of the Series in a
manner consistent with Sub-Advisor's proxy voting
policies and procedures and provide a record of votes
cast containing all of the voting information required
by Form N-PX to enable the Series to file Form N-PX as
required by SEC rule.

(o) Respond to tender offers, rights offerings and other
voluntary corporate action requests affecting securities
held by the Fund.

3. Prohibited Conduct

In providing the services described in this agreement, the
Sub-Advisor will not consult with any other investment
advisory firm that provides investment sub-advisory services to the Fund or a fund that is under common control with the
Fund regarding transactions for the Fund in the securities
or other assets allocated to the Sub-Advisor pursuant to
this Agreement, except as provided by Rule 12d-3-1 under the
1940 Act.

 4. Compensation

As full compensation for all services rendered and
obligations assumed by the Sub-Advisor hereunder with
respect to the Series, the Manager shall pay the
compensation specified in Appendix A to this Agreement.

     5. Liability of Sub-Advisor

Neither the Sub-Advisor nor any of its directors, officers,
employees, agents or affiliates shall be liable to the
Manager, the Fund or its shareholders for any loss suffered
by the Manager or the Fund resulting from any error of
judgment made in the good faith exercise of the Sub-
Advisor's investment discretion in connection with selecting investments for a Series or as a result of the failure by
the Manager or any of its affiliates to comply with the
terms of this Agreement and/or insurance laws and rules
except for losses resulting from willful misfeasance, bad
faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors,
officers, employees, agents, or affiliates.  The Sub-Advisor shall not have any responsibilities with respect to any
assets of the Fund other than the Series.  The Sub-Advisor
shall not be responsible for any loss incurred by reason of
any act or omission of any dealer or broker, or the Manager, or any custodian, or any other third-party service provider
to the Fund or Series.

The Sub-Advisor shall be responsible only for managing the
Series in good faith and in accordance with the investment
objectives, fundamental policies and restrictions, and shall have no responsibility whatsoever for, and shall incur no
liability on account of (i) selection or establishment of
such investment objectives, fundamental policies and
restrictions (ii) advice on, or management of, any other
assets for Manager or the Fund, (iii) filing of any tax or
information returns or forms, withholding or paying any
taxes, or seeking any exemption or refund for the Manager or the Fund, (iv) registration of the Fund or Series with any
government or agency, or (v) administration of the plans and trusts investing through the Fund, (vi) overall Fund
compliance with the requirements of the 1940 Act, which
requirements are outside of the Sub-Advisor's control, and
any requirements of Subchapter M of the Internal Revenue
Code of 1986, as amended, which are outside of the Sub-
Advisor's control and shall be indemnified and held harmless by Manager for any loss in carrying out the terms and
provisions of this Agreement, including reasonable
attorney's fees, indemnification to the Fund, or any
shareholder thereof and, brokers and commission merchants,
fines, taxes, penalties and interest.  Sub-Advisor, however, shall be liable for any liability, damages, or expenses of
Manager or the Fund arising out of the willful misfeasance,
bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors,
officers or employees.

     6. Supplemental Arrangements

The Sub-Advisor may enter into arrangements with other
persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill
its obligations under this Agreement for the provision of
certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and,
where required by applicable law, the Board of Directors of
the Fund.

     7. Regulation

The Sub-Advisor shall submit to all regulatory and
administrative bodies having jurisdiction over the services
provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

     8. Manager's Representations

The Manager represents and warrants that (i) it is
registered as an investment advisor under the Investment
Advisors Act and will continue to be so registered for so
long as this Agreement remains in effect; (ii) it is not
prohibited by the 1940 Act or the Investment Advisors Act
from performing the services contemplated by this Agreement;
(iii) it has met, and will continue to meet for so long as
this Agreement remains in effect, any applicable federal or
state requirements, or the applicable requirements of any
regulatory or industry self-regulatory agency, necessary to
be met in order to perform the services contemplated by this
Agreement; (iv) it has the authority to enter into and
perform the services contemplated by this Agreement, and (v)
it will immediately notify the Sub-Advisor of the occurrence of any event that would disqualify the Manager from serving
as an investment advisor of an investment company pursuant
to Section 9(a) of the 1940 Act or otherwise.

     9. Duration and Termination of This Agreement

This Agreement shall become effective as of the date of its
execution and, unless otherwise terminated, shall continue
in effect for a period of two years and thereafter from year to year provided that the continuance is specifically
approved at least annually either by the Board of Directors
of the Fund or by a vote of a majority of the outstanding
voting securities of the Series and in either event by a
vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life
Insurance Company, the Sub-Advisor or the Fund cast in
person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the
Agreement or any continuance of the Agreement in accordance
with the requirements of the 1940 Act, the Sub-Advisor will
continue to act as Sub-Advisor with respect to the Series
pending the required approval of the Agreement or its
continuance or of any contract with the Sub-Advisor or a
different manager or Sub-Advisor or other definitive action;
provided, that the compensation received by the Sub-Advisor
in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated at any time without the
payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority
of the outstanding voting securities of the Series on sixty
days written notice. This Agreement shall automatically
terminate in the event of its assignment. In interpreting
the provisions of this Section 9, the definitions contained
in Section 2(a) of the 1940 Act (particularly the
definitions of "interested person," "assignment" and "voting security") shall be applied.

10. Indemnification

(a) The Sub-Advisor agrees to indemnify and hold harmless
the Manager, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act ("affiliated person") of
the Manager and each person, if any who, within the
meaning of Section 15 of the Securities Act controls
("controlling persons") the Manager, against any and all
losses, claims, damages, liabilities or litigation,
including reasonable legal expenses (collectively
"Losses") to which the Manager or such affiliated person
or controlling person of the Manager may become subject
under the Securities Act, the 1940 Act, the Investment
Advisors Act, under any other statute, law, rule or
regulation at common law or otherwise, arising out of
the Sub-Advisor's responsibilities hereunder (1) to the
extent of and as a result of the willful misconduct, bad
faith, or gross negligence by the Sub-Advisor, any of
the Sub-Advisor's employees or representatives or any
affiliate of or any person acting on behalf of the Sub-
Advisor; or (2) as a result of any untrue statement of a
material fact contained in the Registration Statement,
including any amendment thereof or any supplement
thereto, or the omission to state therein a material
fact required to be stated therein or necessary to make
the statement therein not misleading, if such a
statement or omission was made in reliance upon and in
conformity with written information furnished by the
Sub-Advisor to the Manager specifically for use therein;
provided, however, that in no case is the Sub-Advisor's
indemnity in favor of the Manager or any affiliated
person or controlling person of the Manager deemed to
protect such person against any liability to which any
such person would otherwise be subject by reason of
willful misconduct, bad faith or gross negligence in the
performance of its duties or by reason of its reckless
disregard of its obligations and duties under this
Agreement.
(b) The Manager agrees to indemnify and hold harmless the
Sub-Advisor, any affiliated person and any controlling
person of the Sub-Advisor, if any, against any and all
Losses to which the Sub-Advisor or such affiliated
person or controlling person of the Sub-Advisor may
become subject under the Securities Act, the 1940 Act,
the Investment Advisors Act, under any other statute,
law, rule or regulation, at common law or otherwise,
arising out of the Manager's responsibilities as
investment manager of the Fund (1) to the extent of and
as a result of the willful misconduct, bad faith, or
gross negligence by the Manager, any of the Manager's
employees or representatives or any affiliate of or any
person acting on behalf of the Manager, or (2) as a
result of any untrue statement of a material fact
contained in the Registration Statement, including any
amendment thereof or any supplement thereto, or the
omission to state therein a material fact required to be
stated therein or necessary to make the statement
therein not misleading; provided, however, that in no
case is the Manager's indemnity in favor of the Sub-
Advisor or any affiliated person or controlling person
of the Sub-Advisor deemed to protect such person against
any liability to which any such person would otherwise
be subject by reason of willful misconduct, bad faith or
gross negligence in the performance of its duties or by
reason of its reckless disregard of its obligations and
duties under this Agreement.  It is agreed that the
Manager's indemnification obligations under this Section
will extend to expenses and costs (including reasonable
attorneys fees) incurred by the Sub-Advisor as a result
of any litigation brought by the Manager alleging the
Sub-Advisor's failure to perform its obligations and
duties in the manner required under this Agreement
unless judgment is rendered for the Manager.

 11. Amendment of this Agreement

No material amendment of this Agreement shall be effective
until approved, if required by the 1940 Act or the rules,
regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting
securities of the Series and by vote of a majority of the
Board of Directors of the Fund who are not interested
persons of the Manager, the Sub-Advisor, Principal Life
Insurance Company or the Fund cast in person at a meeting
called for the purpose of voting on such approval.

     12. General Provisions

(a) Each party agrees to perform such further acts and
execute such further documents as are necessary to
effectuate the purposes hereof. This Agreement shall be
construed and enforced in accordance with and governed by
the laws of the State of Iowa. The captions in this
Agreement are included for convenience only and in no way
define or delimit any of the provisions hereof or
otherwise affect their construction or effect.

(b) Any notice under this Agreement shall be in writing,
addressed and delivered or mailed postage pre-paid to the
other party at such address as such other party may
designate for the receipt of such notices. Until further
notice to the other party, it is agreed that the address
of the Manager for this purpose shall be the Principal
Financial Group, Des Moines, Iowa 50392-0200, and the
address of the Sub-Advisor shall be 1121 Avenue of the
Americas, New York, N.Y. 10020.

(c) The Sub-Advisor will promptly notify the Manager in
writing of the occurrence of any of the following events:

(1) the Sub-Advisor fails to be registered as an
investment advisor under the Investment Advisors Act
or under the laws of any jurisdiction in which the
Sub-Advisor is required to be registered as an
investment advisor in order to perform its obligations
under this Agreement.

(2) the Sub-Advisor is served or otherwise receives
notice of any action, suit, proceeding, inquiry or
investigation, at law or in equity, before or by any
court, public board or body, involving the affairs of
a Series.

(d) The Manager shall provide (or cause the Series
custodian to provide) timely information to the Sub-
Advisor regarding such matters as the composition of the
assets of a Series, cash requirements and cash available
for investment in a Series, and all other reasonable
information as may be necessary for the Sub-Advisor to
perform its duties and responsibilities hereunder.

(e) The Sub-Advisor represents that it will not enter into
any agreement, oral or written, or other understanding
under which the Fund directs or is expected to direct
portfolio securities transactions, or any remuneration,
to a broker or dealer in consideration for the promotion
or sale of Fund shares or shares issued by any other
registered investment company. Sub-advisor further
represents that it is contrary to the Sub-advisor's
policies to permit those who select brokers or dealers
for execution of fund portfolio securities transactions
to take into account the broker or dealer's promotion or
sale of Fund shares or shares issued by any other
registered investment company.

(f)   The Sub-Advisor agrees that neither it nor any of its
affiliates will in any way refer directly or indirectly
to its relationship with the Fund, the Series, or the
Manager or any of their respective affiliates in
offering, marketing or other promotional materials
without the express written consent of the Manager.

(g) This Agreement contains the entire understanding
and agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this
Agreement on the date first above written.

                                                           PRINCIPAL MANAGEMENT

                              CORPORATION

                                                           By /s/ Michael J. Beer
Michael J. Beer,
Executive Vice President
and Chief   Operating
Officer

                                                           INVESCO ADVISERS, INC.

                                                           By

APPENDIX A

Invesco shall serve as investment sub-advisor for each Series identified below.
The Manager will pay Invesco, as full compensation for all services provided under this Agreement, a fee, computed and paid monthly, at an annual rate as shown below of the Series' net assets as the first day of each month allocated to Invesco's management.

In calculating the fee for a series included in the table, assets of any unregistered separate account of Principal Life Insurance Company and any investment company sponsored by Principal Life Insurance Company to which Invesco provides investment advisory services and which have the same investment mandate as the series for which the fee is calculated, will be combined with the assets of the series to arrive at net assets.

If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

             Series
                    Sub-Advisor Fee (as
percentage of Daily Net Assets Managed)
Annualized Fee
              First $1.2 billion                 Over
$1.2 billion
Tax-Exempt Bond Fund,   California Municipal Fund.  .15%
                          .125%

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